UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2023
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Amendment of the Omnibus Equity Incentive Plan

As described in Item 5.07 below, at the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (“Cadence”) held on May 4, 2023 (the “2023 Annual Meeting”), Cadence stockholders approved an amendment of Cadence’s Omnibus Equity Incentive Plan (the “Omnibus Plan”). The board of directors of Cadence had previously approved the amendment of the Omnibus Plan on February 8, 2023, subject to stockholder approval. The amendment increased the number of shares of common stock authorized for issuance under the Omnibus Plan by 6,500,000 shares.

A more detailed description of the Omnibus Plan and related matters was set forth in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 22, 2023 and further amended on April 18, 2023 (the “Proxy Statement”), under the heading “Proposal 2: Approval of the Amendment of the Omnibus Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary and the summary set forth in the Proxy Statement do not purport to be a complete description of the Omnibus Plan. They are qualified in their entirety by reference to the text of the Omnibus Plan, which is set forth in Appendix A to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Meeting, Cadence stockholders voted on the following proposals, which are described in detail in the Proxy Statement.
1.A proposal to elect the ten (10) directors named in the Proxy Statement to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. Each of the ten (10) director nominees named in the Proxy Statement was elected as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark W. Adams	218,997,560	7,174,743	206,534	17,871,396
Ita Brennan	200,191,182	25,982,820	204,835	17,871,396
Lewis Chew	225,763,535	439,996	175,306	17,871,396
Anirudh Devgan	225,062,683	1,152,076	164,078	17,871,396
ML Krakauer	218,691,974	7,503,463	183,400	17,871,396
Julia Liuson	220,848,074	5,331,979	198,784	17,871,396
Dr. James D. Plummer	218,758,466	7,222,430	397,941	17,871,396
Dr. Alberto Sangiovanni-Vincentelli	218,192,766	8,024,433	161,638	17,871,396
Dr. John B. Shoven	216,253,281	9,747,546	378,010	17,871,396
Young K. Sohn	224,822,537	1,365,367	190,933	17,871,396
2.A proposal to approve the amendment of the Omnibus Equity Incentive Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
213,949,432	12,238,787	190,618	17,871,396
3.An advisory resolution to approve named executive officer compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
201,155,587	24,903,646	319,604	17,871,396

4.An advisory vote on the frequency of the advisory vote on named executive officer compensation. A frequency of “1 Year” was approved as set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
224,605,495	119,080	1,504,951	149,311	17,871,396
In accordance with the recommendation of the board of directors of Cadence and the voting results on this advisory proposal, Cadence will hold an advisory vote to approve the named executive officer compensation every year.

5.A proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2023. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
243,918,188	185,601	146,444	N/A

6.A stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
14,171,818	211,723,224	483,795	17,871,396

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 8, 2023

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Karna Nisewaner
Karna Nisewaner
General Counsel and Corporate Secretary